Exhibit 1

Joint Filing Agreement, dated July 31, 2020
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he, she or it knows that such information is inaccurate.

Dated:  July 31, 2020

GLOBAL FURNITURE HOLDINGS S.À R.L.

By:	/s/ Abdelkader Derrouiche
	Name:	Abdelkader Derrouiche
	Title:	Manager

GLOBAL FURNITURE INVESTMENTS S.À R.L.

By:	/s/ Abdelkader Derrouiche
	Name:	Abdelkader Derrouiche
	Title:	Manager

FURNITURE INVESTMENTS S.À R.L.

By:	/s/ Abdelkader Derrouiche
	Name:	Abdelkader Derrouiche
	Title:	Manager

FURNITURE INVESTMENTS MANAGEMENT S.À R.L.

By:	/s/ Abdelkader Derrouiche
	Name:	Abdelkader Derrouiche
	Title:	Manager

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FURNITURE INVESTMENTS ACQUISITIONS S.C.S.

By:	/s/ Abdelkader Derrouiche
	Name:	Abdelkader Derrouiche
	Title:	Manager

INVESTINDUSTRIAL VII LP

Signed by Investindustrial Advisors Limited as its Investment Manager

By:	/s/ Rajeev Menon
	Name:	Rajeev Menon
	Title:	Director

INVESTINDUSTRIAL ADVISORS LIMITED

By:	/s/ Rajeev Menon
	Name:	Rajeev Menon
	Title:	Director

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